Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Danaos Corporation (the “Company”) for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company hereby certifies to the undersigned’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 3, 2022
/s/ Dr. John Coustas
Dr. John Coustas
President and Chief Executive Officer